UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 9, 2017

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01.    Other Events

On March 9, 2017, The Gap, Inc. (the “Company”) adopted a new form of Non-Qualified Stock Option Agreement under its 2016 Long-Term Incentive Plan (the “Plan”), a new form of Restricted Stock Unit Award Agreement under the Plan, a new form of Performance Share Agreement under the Plan, and a new form of Director Stock Unit Agreement and Stock Unit Deferral Election Form under the Plan. Copies of these new forms of agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01.    Financial Statements and Exhibits

10.1	Form of Non-Qualified Stock Option Agreement under the 2016 Long-Term Incentive Plan.

10.2	Form of Restricted Stock Unit Award Agreement under the 2016 Long-Term Incentive Plan.

10.3	Form of Performance Share Agreement under the 2016 Long-Term Incentive Plan.

10.4	Form of Director Stock Unit Agreement and Stock Unit Deferral Election Form under the 2016 Long-Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date:	March 9, 2017	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance
Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Non-Qualified Stock Option Agreement under the 2016 Long-Term Incentive Plan.

10.2	Form of Restricted Stock Unit Award Agreement under the 2016 Long-Term Incentive Plan.

10.3	Form of Performance Share Agreement under the 2016 Long-Term Incentive Plan.

10.4	Form of Director Stock Unit Agreement and Stock Unit Deferral Election Form under the 2016 Long-Term Incentive Plan.